Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference of our report dated March 29, 2010, with respect to the consolidated financial statements of Intelligroup, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009, in each of the following:

Registration Statement No. 333-11486 on Form S-8
Registration Statement No. 333-139639 on Form S-8
Registration Statement No. 333-133751 on Form S-8
Registration Statement No. 333-70244 on Form S-8
Registration Statement No. 333-31809 on Form S-8

/s/ Ernst & Young
New Delhi, India
March 29, 2010